EXHIBIT 10.2

MUTUAL RELEASE

This Mutual Release (this “Agreement”), dated August 18, 2011 (the “Effective Date”), is by and among Retail & Restaurant Growth Capital, L.P. (“RRGC”) and Stratford Capital Partners, L.P. (“Stratford”), on the one hand, and TLL Partners, L.L.C. (“TLLP”) and Teletouch Communications, Inc. (“Teletouch”), on the other hand.  This Agreement is given and executed pursuant to the Heads of Terms dated August 11, 2011, and pursuant to the mutual promises and undertakings set forth therein.

Section 1.   Release by RRGC and Stratford.  RRGC and Stratford, on behalf of themselves and on behalf of their past, present, or future partners, agents, representatives, officers, directors, employees, principals, stockholders, owners, investors, managers, members, successors, assigns, attorneys, and all other persons or entities claiming by or through RRGC and Stratford (collectively, the “RRGC/Stratford Releasing Parties,” including without limitation, RRGC and Stratford), hereby release, acquit, hold harmless and forever discharge each of TLLP and Teletouch, as well as each of TLLP’s and Teletouch’s, present and former partners, agents, representatives, officers, directors, employees, principals, stockholders, owners, investors, managers, members, subsidiaries, successors, assigns, attorneys, heirs and beneficiaries (collectively, the “Teletouch/TLLP Released Parties,” including without limitation, Teletouch and TLLP), from any and all past, present, or future claims and causes of action, whether at law or in equity, demands, rights, liabilities, or damages, whether now known or unknown, suspected or unsuspected, from the beginning of time until the date hereof, (a) arising out of or relating in any way to RRGC’s or Stratford’s ownership interest in TLLP or Teletouch, (b) arising out of or relating to any of the Teletouch/TLLP Released Parties’ actions and omissions in connection with that certain Loan Agreement dated as of August 11, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “Loan Agreement”), by and among TLLP, Drawbridge Special Opportunities LP and Drawbridge Special Opportunities Ltd., as lenders (each a "Lender" and together, the "Lenders") and Fortress Credit Corp., a Delaware corporation, as agent for the Lenders under the Loan Agreement (in such capacity, the "Agent"), the Lenders or the Agent, (c) arising out of or relating to any actions or omissions of any of the Teletouch/TLLP Released Parties in connection with TLLP or Teletouch, or (d) arising or in any way relating to any past actions or omissions of the Teletouch/TLLP Released Parties, but excluding, in the case of each of the preceding clauses (a), (b), (c) and (d), solely with respect to TLLP and its agents, representatives, officers, directors, employees, owners, managers, members, successors, assigns, attorneys, heirs and beneficiaries, and subject to the Contingent Release (as defined below), all Excluded Claims (as defined below) (collectively, and excluding, subject to the Contingent Release, the Excluded Claims, the “Released Claims Against Teletouch/TLLP Parties”).  Notwithstanding the foregoing, nothing herein shall be construed to mean or have the effect of releasing, resolving, or settling (a) any rights or obligations arising under the Heads of Terms or the other transaction documents entered into in connection with or as a result of the Heads of Terms; or (b) to claims that arise from actions or omissions occurring after the date of this Agreement.  “Excluded Claims” as used herein means, any and all past, present or future claims and causes of action, whether at law or in equity, demands, rights, liabilities or damages, whether now known or unknown, suspected or unsuspected, from the beginning of time until the date hereof, solely to the extent arising out of or relating to TLLP’s interests in GPSi, LLC or TLLP’s failure to own interests in GPSi, LLC. Upon the delivery to Stratford and RRGC of executed documents from GPSi, LLC and/or TLLP that unequivocally establish that (x) TLLP is the registered owner of the equity interests in GPSi, LLC, (y) valid approval by the governing body of GPSi, LLC consenting to the ownership of such equity interests in GPSi, LLC and stating that such ownership and any transfer thereof is in compliance with the organizational and governing documents of GPSi, LLC, and (z) all actions needed to perfect the security interest of RRGC and Stratford to be created pursuant to the pledge of the equity interests in GPSi, LLC to RRGC and Stratford pursuant to the Pledge and Security Agreement of even date herewith shall have been taken, then effective upon delivery of such documents the Excluded Claims shall be treated as being within the definition above of “Released Claims Against Teletouch/TLLP Parties” and shall be treated fully as “Released Claims Against Teletouch/TLLP Parties” within the meaning of this release as if such claims had not previously been defined as “Excluded Claims” as set forth above (such release, the “Contingent Release”).

Section 2.   Release by TLLP and Teletouch.  TLLP and Teletouch, on behalf of themselves and on behalf of their past, present, or future partners, agents, representatives, officers, directors, employees, principals, stockholders, owners, investors, managers, members, successors, assigns, attorneys, heirs, and beneficiaries, and all other persons or entities claiming by or through TLLP or Teletouch (collectively, the “Teletouch/TLLP Releasing Parties,” including without limitation, Teletouch and TLLP),  hereby release, acquit, hold harmless and forever discharge each of RRGC and Stratford, as well as each of RRGC’s and Stratford’s present and former partners, agents, representatives, officers, directors, employees, principals, stockholders, owners, investors, managers, members, subsidiaries, successors, assigns, attorneys, and beneficiaries (collectively, the “RRGC/Stratford Released Parties,” including without limitation, RRGC and Stratford), from any and all past, present, or future claims and causes of action, whether at law or in equity, demands, rights, liabilities, or damages, whether now known or unknown, suspected or unsuspected, from the beginning of time until the date hereof, arising out of or relating in any way to RRGC’s or Stratford’s ownership interest in TLLP or Teletouch including, but not limited to, any of RRGC’s or Stratford’s actions and omissions as members of TLLP or stockholders of Teletouch, and any RRGC/Stratford Released Parties’ actions and omissions in connection with the Loan Agreement, the Lenders, or the Agent, or in any way relating to any past actions or omissions of the RRGC/Stratford Released Parties (collectively, the “Released Claims Against RRGC/Stratford Parties”).  Notwithstanding the foregoing, nothing herein shall be construed to mean or have the effect of releasing, resolving, or settling (a) any rights or obligations arising under the Heads of Terms or the other transaction documents entered into in connection with or as a result of the Heads of Terms; or (b) claims that arise from actions or omissions occurring after the date of this Agreement.

Section 3.   No Admission of Liability.  Each of the parties hereby acknowledges that each understands and agrees that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any parties hereto for any matters covered by this Agreement, and such liability is specifically denied.

Section 4.   Covenant Not to Sue.  Each of RRGC and Stratford, on behalf of themselves and the other RRGC/Stratford Releasing Parties, hereby covenant not to sue, file or initiate, any civil action, whether in court or in an arbitration proceeding, against Teletouch, TLLP and the other Teletouch/TLLP Released Parties relating to any Released Claims Against Teletouch/TLLP Parties, except for the Filed Lawsuit with respect to the existing filings and which will be dismissed pursuant to Section 5.  Each of Teletouch and TLLP, on behalf of themselves and the other Teletouch/TLLP Releasing Parties, hereby covenant not to sue, file or initiate any civil action, whether in court or in an arbitration proceeding, against RRGC, Stratford, or the other RRGC/Stratford Released Parties relating to any Released Claims Against RRGC/Stratford Parties.  The covenants contained in this Section 4 shall survive this Agreement indefinitely regardless of any statute of limitations.

Section 5.   Dismissal of Lawsuit.  Upon the Release Date, RRGC and Stratford shall take all actions to release, non-suit and dismiss with prejudice, the following lawsuit and all related matters, Cause No. 067 25453911, Stratford Capital Partners, LP and Retail and Restaurant Growth Capital, L.P., Plaintiffs, vs. TLL Partners, L.L.C. and Robert M. McMurrey, Defendants (the “Filed Lawsuit”) in the 67th Judicial District, Tarrant County, Texas. Neither RRGC nor Stratford will oppose TLLP from filing a Motion to Seal Court Records under Rule 76a of the Texas Rules of Civil Procedure by which the parties will ask the Court to seal all pleadings in the Filed Lawsuit.

Section 6.   Rightful Owner of Claims.  RRGC and Stratford represent and warrant that each is the rightful owner of the claims, rights, and/or interests which are the subject matter of the Released Claims Against Teletouch/TLLP Parties, and that they have not assigned any such claims, in whole or in part, that each has asserted or may have asserted against the Teletouch/TLLP Released Parties.  Teletouch and TLLP represent and warrant that each is the rightful owner of the claims, rights, and/or interests which are the subject matter of the Released Claims Against RRGC/Stratford Parties, and that they have not assigned any such claims, in whole or in part, that each has asserted or may have asserted against the RRGC/Stratford Released Parties.

Section 7.   Waiver.  Any term of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be a waiver of any other term or condition nor construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

Section 8.   Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

Section 9.   No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of any laws.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

Section 10.   Several Liability.  The releases, covenants, undertakings and obligations made herein by the parties hereto  are several and not joint.

Section 11.   Communications. All notices or other communications hereunder shall be in writing and shall be given by personal delivery, by courier or other delivery service (which obtains a receipt evidencing delivery) or by registered or certified mail (postage prepaid and return receipt requested) addressed as set forth below:

If to TLLP:

TLL Partners, L.L.C.
5718 Airport Freeway
Ft. Worth, TX 76117
Attn: Robert McMurrey, Sole Manager
Fax: 817-654-6672
Email:rmcmurrey@teletouch.com

With a copy to:

Bracewell & Giuliani LLP
1445 Ross Avenue, Suite 3800
Dallas, TX   75202-2711
Attn: K. Brock Bailey, Esq.
Fax: 214-758-8376
Email:brock.bailey@bgllp.com

If to Teletouch:

Teletouch Communications, Inc.
5718 Airport Freeway
Ft. Worth, TX 76117
Attn: T. A. Hyde, Jr., President and Chief Operating Officer
Fax: 817-654-6672
Email:rmcmurrey@teletouch.com

With a copy to:

Cozen O’Connor
The Army Navy Club Building
1627 I St., NW, Suite 1100
Washington DC    20006
Attn: Ralph V. De Martino, Esq.
Fax: 866-741-8182
Email:rdemartino@cozen.com

If to RRGC and Stratford:

Stratford Capital Partners, L.P.
c/o HM Capital Partners LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Dave Knickel
Email: dknickel@hmcapital.com

Retail & Restaurant Growth Capital, L.P.
2701 E. Plano Pkwy, Suite 200
Plano, TX 75074
Attention: Ray Hemmig
Fax: 214.291.2473
Email: rhemmig@rrgcsbic.com

or such other address as any party may designate to the other parties hereto in accordance with the aforesaid procedure. All notices and other communications shall be deemed to have been given as of the date of deposit in the United States mail or upon receipt by the party, if personally delivered.

Section 12.   Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Agreement.

Section 13.   Specific Performance.  The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

Section 14.   Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

Section 15.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 16.   Costs of Enforcement. If any action or proceeding is instituted by either RRGC or Stratford, on the one hand, and the Teletouch or TLLP, on the other hand, to enforce or construe any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all of its costs and expenses incurred by such prevailing party, including without limitation, reasonable attorneys’ fees and disbursements.

Section 17.   Applicable Law, Jurisdiction, Venue. The validity, legality, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Texas, without giving effect to principles of conflict of laws. Venue with respect to any matter related hereto shall be held in the courts in Dallas County, Texas and the Northern District of Texas.

Section 18.   Interpretation. All of the parties to this Agreement have participated in the negotiation and drafting of this Agreement. Accordingly, the parties waive any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted this Agreement.

Section 19.   Third Party Beneficiaries.  The parties agree and acknowledge that the Teletouch/TLLP Released Parties set forth in Section 1 are third party beneficiaries under this Agreement and shall have the ability to enforce their rights under the terms of this Agreement against the RRGC/Stratford Releasing Parties, and that the RRGC/Stratford Released Parties set forth in Section 2 of this Agreement are third party beneficiaries under this Agreement and shall have the ability to enforce their rights under the terms of this Agreement against the Teletouch/TLLP Releasing Parties.

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Executed by the parties hereto to be effective and binding as of the date first set forth above.

RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

By:	Retail & Restaurant Growth Partners, its general partner

By:	Retail & Restaurant Growth Management, Inc., its general partner

By:	/s/ Joseph L. Harberg
Name:	Joseph L. Harberg
Title:	President

STRATFORD CAPITAL PARTNERS, L.P.

By:	Stratford Capital GP Associates, L.P., its general partner

By:	Stratford Capital Corporation, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President

TLL PARTNERS, L.L.C.

By:	/s/ Robert M. McMurrey
Name:	Robert M. McMurrey
Title:	Sole Manager

TELETOUCH COMMUNICATIONS INC.

By:	/s/ T. A. Hyde, Jr.
Name:	T. A. Hyde, Jr.
Title:	President and Chief Operating Officer